Exhibit 10.22


AMENDMENT dated as of October 31, 2001 to Agreement dated as of December 12, 1997, as amended and restated as of November 17, 1998, as amended as of January 20, 1999, as amended as of August 11, 2000, as amended as of April 16, 2001 and as amended as of August 31, 2001 (the "Credit
Agreement"), among FREEPORT-McMoRan SULPHUR LLC, a
Delaware limited liability company (the "Borrower");
McMoRan EXPLORATION CO., a Delaware corporation, as guarantor (in such capacity, the "Guarantor"); the several lenders from time to time party thereto
(collectively, the "Lenders"), THE CHASE MANHATTAN
BANK, a New York banking corporation ("Chase"), as administrative agent for the Lenders (in such capacity, the "Administrative Agent"), as documentary agent for the Lenders (in such capacity, the "Documentary Agent") and as collateral agent for the Lenders (in such capacity, the "Collateral Agent"; the Administrative Agent, the Documentary Agent and the
Collateral Agent being, collectively, the "Agents") and HIBERNIA NATIONAL BANK, a national banking association ("Hibernia"), as co-agent for the Lenders
(the "Co-Agent").

WHEREAS, the Borrower and the Guarantor have requested that the Lenders approve amendments to certain provisions of the Credit Agreement;

WHEREAS the Lenders are willing, on the terms, subject to the conditions and to the extent set forth below, to amend such provisions; and

WHEREAS capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in the Credit
Agreement.

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto hereby agree, on the terms and subject to the conditions set forth herein, as follows:

SECTION 1. Amendments. Effective as of the October 2001
Amendment Effective Date (as defined in Section 3 hereof), the
Credit Agreement is hereby amended as follows:

(a) The following definitions are added to Section 1.01 in their appropriate alphabetical position:

"Budget" means the income and cash flow forecast of the Borrower and the Restricted Subsidiaries attached as Exhibit F hereto.

"Budget Period" means each of the months ending
November 30, 2001, December 31, 2001, and January 31, 2002, as reflected in the Budget.

"Capital Expenditures" means, for any period, (a) the additions to property, plant and equipment and other capital expenditures of the Guarantor, the Borrower and the Restricted Subsidiaries that are (or would be) set forth in a consolidated statement of cash flows of such Person for such period prepared in accordance with GAAP and (b) that portion of principal payments on Capital Lease Obligations made by the Guarantor, the Borrower and the Restricted Subsidiaries during such period that are attributable to additions to property, plant and equipment and that have not otherwise been reflected on the consolidated statement of cash flows as capital expenditures.

"Main Pass Oil Operations" means the businesses and operations of the Borrower relating to the hydrocarbon leasehold interests of the Borrower in the Main Pass Block 299 Field."
"October 2001 Amendment" means the Amendment to this Agreement dated as of October 31, 2001.
"October 2001 Amendment Effective Date" is defined in
Section 3 of the October 2001 Amendment.

(b) Each of the following definitions in Section 1.01 is amended and restated in its entirety as follows:

"Applicable Margin" means for all periods (i) from and after the October 2001 Amendment Effective Date, (a) with respect to any LIBO Rate Loan, 5.00%, (b) with respect to any Reference Rate Loan, 2.00%, and (c) with respect to the Commitment Fees, 0.50% and (ii) prior to the October 2001 Amendment Effective Date, the Applicable Margin provided for under this Agreement as in effect immediately prior to the October 2001 Amendment Effective Date."

"Interest Payment Date" means the last day of each calendar month (subject to Section 2.16), or if earlier, the Maturity Date.

"Loan Documents" means the January 1999 Amendment, the
August 2000 Amendment, the April 2001 Amendment, the August 2001 Amendment, the October 2001 Amendment, the Credit Agreement, the Security Documents and all other agreements, certificates and instruments now or hereafter entered into in connection therewith or in furtherance thereof, in each case as amended and modified from time to time.

"Maturity Date" means the earlier of (i) the consummation by the Borrower of the disposition of its sulphur transportation and terminaling business and (ii) January 31, 2002.

(c) Section 2.07(b) is amended to read in its entirety as follows:

  (b) In the event and on each occasion that any Net
Proceeds are received by or on behalf of the Borrower, the Guarantor or any Restricted Subsidiary in respect of any asset disposition (including any sale, transfer or other disposition of any asset of such Person (other than a disposition of inventory in the ordinary course of business)), the Total Commitments shall be permanently reduced by an amount equal to such Net Proceeds (and Loans repaid so that amounts outstanding do not exceed Total Commitments)."

(d) Section 5.01(p) is amended to read in its entirety as follows:

  (p) Sale of Main Pass Oil Operations. In the event that any amount shall be due and payable under this Agreement on January 31, 2002 and such amounts shall not be paid in full on such date, the Borrower shall sell to MOXY the Main Pass Oil Operations owned by it no later than January 31, 2002. The Net Proceeds of such sale shall be used to repay outstanding Loans and other amounts due and payable under this Agreement. The Borrower agrees that the purchase price of the Main Pass Oil Operations shall reflect fair market value and shall be determined by reference to an updated reserve calculation by Ryder Scott Company or another independent firm approved by the Administrative Agent and the Co-Agent using oil and gas price assumptions agreed upon by the Borrower, the Agent and the Co-Agent. The Borrower agrees to initiate such updated calculations no later than January 1, 2002 if any amounts will be outstanding under the credit agreement on January 31, 2002.

(e) Section 5.01(a) is hereby amended by (i) deleting the last word, "and", from Section 5.01(a)(6); (ii) deleting the period and inserting "and" immediately after the last word in
Section 5.01(a)(7); and (iii) inserting the following provision after 5.01(a)(7):

  (8) furnish not later than the 15th day after each Budget Period, (i) unaudited consolidated statements of cash flows of the Borrower and the Restricted Subsidiaries for such Budget Period, setting forth EBITDA for such Budget Period and
(ii) a report describing the status of the formation of the joint venture between the Borrower and Savage Industries and contracts entered into by such joint venture, in each case in reasonable detail and in a form reasonably satisfactory to the Administrative Agent."

(f) Section 5.02(q) is inserted to read in its entirety as follows:
  (q) Capital Expenditures. Neither the Guarantor nor the Borrower shall, and the Guarantor shall not permit any Restricted Subsidiary to, make any Capital Expenditures."

 (g) Section 5.02(r) is inserted to read in its entirety as follows:

   (r) Compliance with Budget. The Borrower shall not
(i) permit EBITDA of the Borrower and the Restricted Subsidiaries for any Budget Period to be more than $500,000 less, or for the Budget Periods ending November 30, 2001, December 31, 2001 and January 31, 2002, taken together, to be more than $750,000 less, than EBITDA reflected in the Budget for such Budget Periods or
(ii) permit cash shutdown expenditures in respect of Main
Pass 299 for the three Budget Periods, taken together, to exceed
$200,000.

(h) The Borrower will not, and will not permit any Restricted Subsidiary to, make any cash payment owed to the Minerals Management Service in respect of reclamation or other obligations, including bonding and financial assurance requirements, until the Obligations have been paid in full.

(i) Section 7.01(d) is hereby amended by inserting in the third line between the words "Default," and "5.01(c)" the phrase
"5.01(a)(8),".

(j) A new Exhibit F is added to the Credit Agreement in the form of Exhibit A to this Amendment.

SECTION 2. Representations and Warranties. Each of the
Borrower and the Guarantor represents and warrants to each of the Lenders that, after giving effect to the amendments contemplated hereby, (a) the representations and warranties of the Borrower or the Guarantor, as applicable set forth in the Loan Documents are true and correct in all material respects on and as of the date of this October 2001 Amendment, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct in all material respects as of the earlier date) and (b) no Default or Event of Default has occurred and is continuing.

SECTION 3. Effectiveness. This October 2001 Amendment shall become effective as of the first date (the "October 2001
Amendment Effective Date") when the following conditions are satisfied:

(a) The Administrative Agent (or its counsel) shall have received duly executed counterparts hereof that, when taken together, bear the signatures of each of the Borrower, the Guarantor and each of the Lenders;
(b) The Administrative Agent shall have received, on behalf of themselves and the Lenders, a favorable written opinion of Jones, Walker, Waechter, Poitevent, Carrere & Denegre, L.L.P., counsel for the Guarantor and the Borrower, in a form satisfactory to the Administrative Agent and counsel to the Administrative Agent, in each case (A) dated the October 2001 Amendment Effective Date, (B) addressed to the Agents and the Lenders, and (C) covering such matters relating to the Loan Documents, and the transactions contemplated thereby, as the Administrative Agent shall reasonably request, and each of the Guarantor and the Borrower hereby instructs such counsel to deliver such opinions.

(c) All legal matters incident to this October 2001
Amendment, the borrowings and extensions of credit under the Credit Agreement or the other Loan Documents shall be satisfactory to the Administrative Agent and counsel to the Administrative Agent.

(d) The Administrative Agent shall have received (i) a copy of the articles of organization, including all amendments thereto, of the Borrower and the certificate of incorporation, including all amendments thereto, of the Guarantor, each certified as of a recent date by the Secretary or Assistant Secretary of the Borrower and the Guarantor, and a long-form good standing certificate of each of the Borrower and the Guarantor as of a recent date, from the Secretary of State of the state of its organization; (ii) a certificate of the Secretary or Assistant Secretary of each of the Borrower and the Guarantor dated the October 2001 Amendment Effective Date and certifying (A) in the case of the Guarantor, that attached thereto is a true and complete copy of the by-laws of the Guarantor as in effect on the October 2001 Amendment Effective Date and at all times since a date prior to the date of the resolutions described in clause (B) below and, in the case of the Borrower, that attached thereto is a true and complete copy of the operating agreement of the Borrower as in effect on the October 2001 Amendment Effective Date and at all times since a date prior to the resolutions described in clause (B) below, (B) that attached thereto is a true and complete copy of resolutions duly adopted by the Board of Directors of the Guarantor, individually and in its capacity as the sole member of the Borrower, authorizing the execution, delivery and performance of the October 2001 Amendment, and that such resolutions have not been modified, rescinded or amended and are in full force and effect, (C) that neither the certificate of incorporation and by-laws of the Guarantor nor the articles of organization and the operating agreement of the Borrower have been amended since the date of the last amendment thereto shown on the certificate of good standing furnished pursuant to clause
(i) above or date of the certificate furnished pursuant to clause
(i) above, as applicable, and (D) as to the incumbency and specimen signature of each officer executing the October 2001 Amendment or any other document delivered in connection herewith on behalf of the Borrower and the Guarantor; (iii) a certificate of a Responsible Officer as to the incumbency and specimen signature of the Secretary or Assistant Secretary executing the certificate pursuant to clause (ii) above; and (iv) such other documents as the Administrative Agent or its counsel may reasonably request.

(e) The Agents shall have received a certificate, dated the October 2001 Amendment Effective Date and signed by a Responsible Officer of the Guarantor, confirming compliance with the conditions precedent set forth in paragraphs (i) and (iii) of
Section 6.01 of the Credit Agreement, as amended by this Amendment.

(f) The Administrative Agent shall have received all fees and other amounts due and payable on or prior to the October 2001 Amendment Effective Date, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Borrower hereunder or under any other Loan Document, such expenses to include the legal fees of Cravath, Swaine & Moore, counsel to the Agents.

SECTION 4. Amendment Fee. The Borrower agrees to pay to each Lender that executes and delivers a copy of this October Amendment to the Administrative Agent (or its counsel) on or prior to October 31, 2001 an amendment fee in an amount equal to 0.50% of such Lender's aggregate unused Commitment and outstanding Loans as of the October Amendment Effective Date; provided that the Borrower shall have no liability for any such amendment fee if this Amendment does not become effective. Such amendment fee shall be payable to each Lender entitled to receive such fee on (i) the October Amendment Effective Date, in the case of each Lender entitled to receive such fee on the October Amendment Effective Date, or (ii) the date that is two Business Days after the date that the Administrative Agent (or its counsel) receives an executed copy of this October Amendment from such Lender, in the case of each Lender that becomes entitled to receive such fee after the October Amendment Effective Date.

SECTION 5. Applicable Law. THIS OCTOBER 2001 AMENDMENT
SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF
THE STATE OF NEW YORK.

SECTION 6. No Other Amendments. Except as expressly set forth herein, this October 2001 Amendment shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of any party under, the Credit Agreement or any Loan Document, nor alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. Nothing herein shall be deemed to entitle the Borrower to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document in similar or different circumstances. This October 2001 Amendment shall apply and be effective only with respect to the provisions of the Credit Agreement specifically referred to herein.

SECTION 7. Counterparts. This October 2001 Amendment may be executed in two or more counterparts, each of which shall constitute an original, but all of which when taken together shall constitute but one contract. Delivery of an executed counterpart of a signature page of this October 2001 Amendment by facsimile transmission shall be as effective as delivery of a manually executed counterpart of this October 2001 Amendment.

SECTION 8. Headings. Section headings used herein are for convenience of reference only, are not part of this October 2001
Amendment and are not to affect the construction of, or to be taken into consideration in interpreting, this October 2001
Amendment.

IN WITNESS WHEREOF, the Borrower, the Guarantor and the undersigned Lenders have caused this October 2001 Amendment to be duly executed by their duly authorized officers, all as of the date first above written.

FREEPORT-McMoRan SULPHUR LLC,
by
Name:
Title:

McMoRan EXPLORATION CO., as Guarantor,
by
________________________
Name:
Title:

THE CHASE MANHATTAN BANK, individually and as Administrative Agent, Documentary Agent and Collateral Agent, by
Name:
Title:


HIBERNIA NATIONAL BANK,
by
Name:
Title:


BANK OF MONTREAL,
by
Name:
Title:


THE BANK OF NOVA SCOTIA,
by
Name:
Title:


THE BANK OF TOKYO-MITSUBISHI, LTD.,
HOUSTON AGENCY,
by
Name:
Title:


BANK ONE, NA (f/k/a Bank One
Louisiana, NA)
by
Name:
Title:


THE FUJI BANK, LIMITED,
by
Name:
Title:


MELLON BANK, N.A.,
by
Name:
Title: